Exhibit 23

COOPERS & LYBRAND L.L.P






Ford Motor Company
The American Road
Dearborn, Michigan

                     CONSENT OF COOPERS & LYBRAND L.L.P.


Re:     Ford Motor Company Registration Statement No. 33-56785
        on Form S-8


We consent to the incorporation by reference in the above Registration Statement of our reports dated January 27, 1995 on our audits of the consolidated financial statements of Ford Motor Company at December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which reports are included in, or incorporated by reference in, Ford's 1994 Annual Report on Form 10-K.


/s/COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.



400 Renaissance Center
Detroit, Michigan  48243
April 24, 1995